  Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 26, 2018, RumbleOn, Inc., a Nevada corporation (“RumbleOn” or the “Company”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among the Company, the Company’s newly-formed acquisition subsidiary RMBL Tennessee, LLC, a Delaware limited liability company (“Merger Sub”), Wholesale Holdings, Inc., a Tennessee corporation (“Holdings”), Wholesale, LLC, a Tennessee limited liability company and wholly-owned subsidiary of Holdings (“Wholesale”), Steven Brewster and Janelle Brewster (each a “Wholesale Stockholder,” and together the “Wholesale Stockholders”), with Mr. Brewster, as the representative of each Wholesale Stockholder, and, for the limited purposes of Section 5.8 of the Merger Agreement, Marshall Chesrown and Steven R. Berrard, providing for the merger of Holdings with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of the Company and Wholesale continuing as a wholly-owned subsidiary of Merger Sub (the “Wholesale Transaction”). On October 29, 2018, the Company entered into an Amendment to the Merger Agreement making a technical correction to the definition of “Parent Consideration Shares” contained in the Merger Agreement.

Also, on October 26, 2018, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among the Company, Mr. Brewster and Justin Becker (together the “Express Sellers”), with Mr. Brewster as representative of the Express Sellers, pursuant to which the Company acquired all of the membership interests (the “Express Transaction,” and together with the Wholesale Transaction, the “Transactions”) in Wholesale Express, LLC, a Tennessee limited liability company (“Express,” and together with Wholesale, the “Wholesale Entities”).

The Transactions were both completed on October 30, 2018. As consideration for the Wholesale Transaction, the Company (i) paid cash consideration of $12,353,941, subject to certain customary post-closing adjustments, and (ii) issued to the Wholesale Stockholders 1,317,329 shares (the “Stock Consideration”) of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.001 (the “Series B Preferred”). As consideration for the Express Transaction, the Company paid cash consideration of $4,000,000, subject to certain customary post-closing adjustments.

Additionally, on October 30, 2018, the Company completed the private placement of an aggregate of 3,030,000 shares of its Class B Common Stock (the “Private Placement”), at a price of $7.10 per share for non-affiliates of the Company, and, with respect to directors participating in the Private Placement, at a price of $8.10 per share. Gross proceeds from the Private Placement were approximately $21.6 million. The Company paid the placement agents a fee of 6.5% of the gross proceeds in the Private Placement. Net proceeds from the Private Placement were used to partially fund the cash consideration of the Transactions and the balance will be used for working capital purposes.

The following Unaudited Pro Forma Condensed Combined Financial Statements are based on the historical financial statements of RumbleOn and the Wholesale Entities after giving effect to the Transactions and the Private Placement. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2018, gives effect to the Transactions and the Private Placement as if they had occurred on that date. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2017 and the nine-month period ended September 30, 2018 gives effect to the Transactions and the Private Placement as if they had occurred on January 1, 2017.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with (i) RumbleOn’s historical consolidated financial statements for the year ended December 31, 2017 and the accompanying notes thereto, as filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”), (ii) RumbleOn’s condensed consolidated financial statements (unaudited) as of and for the nine-month period ended September 30, 2018, and the accompanying notes thereto, as filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period then ended (the “2018 Q3 Form 10-Q”), (iii) the Wholesale Entities’ historical financial statements as of and for the year ended December 31, 2017 and the accompanying notes thereto and as of and for the nine-month period ended September 30, 2018 and the accompanying notes thereto, each as included with this filing, and (iv) the accompanying Notes to these Unaudited Pro Forma Condensed Combined Financial Statements.

The unaudited pro forma financial data are based on the historical financial statements of RumbleOn and the Wholesale Entities as described above, and on publicly available information and certain assumptions RumbleOn believes are reasonable, which are described in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements. RumbleOn has not performed a detailed valuation analysis necessary to determine the fair market values of the Wholesale Entities’ assets acquired and liabilities assumed. For the purpose of the Unaudited Pro Forma Condensed Combined Financial Statements, preliminary allocations of estimated acquisition consideration have been based on: (i) the cash payment of $12,353,941 and the issuance of the Stock Consideration for Wholesale and (ii) the cash payment of $4,000,000 for Express. The acquisition consideration has been preliminarily allocated to certain assets and liabilities using management assumptions as further described in the accompanying notes. RumbleOn has commenced with its valuations of the fair value of the assets acquired and the liabilities assumed and determination as to the useful lives of the assets acquired.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purpose only. The pro forma information provided is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the Transactions been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying Unaudited Pro Forma Condensed Combined Financial Statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the Transactions. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not purport to project the future financial position or results of operations of the combined companies. Reclassifications and adjustments may be required if changes to RumbleOn’s financial presentation are needed to conform RumbleOn’s accounting policies to the accounting policies of the Wholesale Entities.

These Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Transactions. These financial statements also do not include any integration costs the companies may incur related to the Transactions as part of combining the operations of the companies. The Unaudited Pro Forma Condensed Combined Statement of Operations do not include an estimate for transaction costs of approximately $926,000.

RumbleOn Inc. and Subsidiaries
Pro Forma Condensed Combined Balance Sheet
as of September 30, 2018
(Unaudited)

	RumbleOn	Wholesale	Express	Pro Forma Adjustments		Pro Forma Combined
Current assets:
Cash	$11,831,602	$2,497,659	$-	$(1,767,786)	(A), (B), (F)	$12,561,475
Restricted cash	350,000	-	-	5,500,000	(A), (F)	5,850,000
Investments	-	880,091	-	-		880,091
Accounts receivable, net	193,135	4,051,862	2,405,577	-		6,650,574
Accounts receivable-related party	-	-	495,385	(495,385)	(J)	-
Inventory	5,626,186	58,932,938	-	-		64,559,124
Prepaid expense	132,433	310,267	62,627	-		505,327
Other	-	461,858	-	-		461,858
Total current assets	18,133,356	67,134,675	2,963,589	3,236,829		91,468,449

Property and equipment - net	4,145,437	2,779,022	22,223	-		6,946,682
Goodwill	1,850,000	-	-	18,672,853	(C)	20,522,853
Due from related party	-	-	720,000	(720,000)	(J)	-
Other noncurrent assets	103,235	-	-	-		103,235
Total assets	$24,232,028	$69,913,697	$3,705,812	$21,189,682		$119,041,219

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,839,210	$10,515,643	$1,257,690	(495,385)	(J)	$13,117,158
Accrued interest payable	93,324	-	-	-		93,324
Income tax payable	-	379,502	-	-		379,502
Due to related party	-	720,000	-	(720,000)	(J)	-
Current portion of long-term debt	4,349,746	56,367,075	-	-		60,716,821
Total current liabilities	6,282,280	67,982,220	1,257,690	(1,215,385)		74,306,805

Long term liabilities:
Note payable	4,653,708	-	-	-		4,653,708
Other liabilities	-	46,000	-	-		46,000
Total long-term liabilities	4,653,708	46,000	-	-		4,699,708

Total liabilities	10,935,988	68,028,220	1,257,690	(1,215,385)		79,006,513

Commitments and Contingencies

Stockholders' equity:
Preferred stock	-	-	-	1,317	(A), (D)	1,317
Common stock	15,406	1,000	-	2,030	(E)	18,436
Member equity	-	-	2,448,122	(2,448,122)	(E)	-
Additional paid in capital	37,656,377	-	-	26,734,319	(A), (D)	64,390,696
Retained earnings (deficit)	(24,375,743)	1,884,477	-	(1,884,477)	(E)	(24,375,743)
Total stockholders' equity	13,296,040	1,885,477	2,448,122	22,405,067		40,034,706
Total liabilities and stockholders' equity	$24,232,028	$69,913,697	$3,705,812	$21,189,682		$119,041,219

See Accompanying Notes to Pro Forma Financial Statements.

RumbleOn Inc. and Subsidiaries
Pro Forma Condensed Combined Statement of Operations
For the Nine-Months ended September 30, 2018
(Unaudited)

	RumbleOn	Wholesale	Express	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Wholesale vehicles	$36,384,996	$424,245,853	$-	$-		$460,630,849
Retail vehicles	4,436,768	65,703,165	-	-		70,139,933
Transportation	-	-	22,753,900	(465,575)	(K)	22,288,325
Other sales and revenue	399,308	7,108,132	-	-		7,507,440
Subscription fees	28,689	-	-	-		28,689
Total Revenue	41,249,761	497,057,150	22,753,900	(465,575)		560,595,236

Cost of sales	37,419,594	480,221,497	18,307,575	(465,575)	(K)	535,483,091

Gross profit	3,830,167	16,835,653	4,446,325	-		25,112,145

Selling, general and administrative	17,857,561	13,825,952	3,193,096	750,000	(G)	35,626,609
Depreciation and amortization	671,264	244,312	-	-		915,576

Operating income (loss)	(14,698,658)	2,765,389	1,253,229	(750,000)		(11,430,040)

Interest expense	657,788	2,030,693	-	-		2,688,481
Other (income) expense	-	(125,312)	-	-		(125,312)

Net income before provision for income taxes	(15,356,446)	860,008	1,253,229	(750,000)		(13,993,209)

Income tax (benefit) expense	-	86,000	72,742	(158,742)	(H)	-

Net income (loss)	$(15,356,446)	$774,008	$1,180,487	$(591,258)		$(13,993,209)

Weighted average number of common shares outstanding - basic and fully diluted						19,268,022

Net loss per share - basic and fully diluted						(0.73)

See Accompanying Notes to Pro Forma Financial Statements.

RumbleOn Inc. and Subsidiaries
Pro Forma Condensed Combined Statement of Operations
For the Year ended December 31, 2017
(Unaudited)

	RumbleOn	Wholesale	Express	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Wholesale vehicles	$7,020,070	$503,860,499	$-	$-		$510,880,569
Retail vehicles	-	87,113,151	-	-		87,113,151
Transportation	-	-	19,153,124	(398,255)	(L)	18,754,869
Other sales and revenue	159,230	10,101,992	-	-		10,261,222
Subscription fees	126,602	-	-	-		126,602
Total Revenue	7,305,902	601,075,642	19,153,124	(398,255)		627,136,413

Cost of sales	7,027,793	580,244,867	15,402,561	(398,255)	(L)	602,276,966
Gross profit	278,109	20,830,775	3,750,563	-		24,859,447

Selling, general and administrative	7,586,999	17,357,156	2,807,901	1,000,000	(G)	28,752,056

Depreciation and amortization	668,467	250,458	-	-		918,925
Operating income (loss)	(7,977,357)	3,223,161	942,662	(1,000,000)		(4,811,534)

Interest expense	595,966	1,941,106	-	-		2,537,072
Other (income) expense	-	(119,688)	-	-		(119,688)

Net income before provision for income taxes	(8,573,323)	1,401,743	942,662	(1,000,000)		(7,228,918)

Income tax (benefit) expense	-	48,500	61,573	(110,073)	(I)	-

Net income (loss)	$(8,573,323)	$1,353,243	$881,089	$(889,927)		$(7,228,918)

Weighted average number of common shares outstanding-basic and fully diluted						14,189,121

Net loss per share - basic and fully diluted						$(0.51)

See Accompanying Notes to Pro Forma Financial Statements.

Notes to Unaudited Pro Forma
Condensed Combined Financial Statements

Note 1 - Basis of Presentation

The following Unaudited Pro Forma Condensed Combined Financial Statements of RumbleOn, Inc. are based on the historical financial statements of the Company after giving effect to the Transactions, the Private Placement and the assumptions and adjustments described in these Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The unaudited pro forma balance sheet as of September 30, 2018 is presented as if the Transactions and the Private Placement had occurred on September 30, 2018. The unaudited pro forma statements of operations for the year ended December 31, 2017 and for the nine-month period ended September 30, 2018 are presented as if the Transactions and the Private Placement had occurred on January 1, 2017.

The allocation of the purchase price used in the unaudited pro forma financial statements is based upon a preliminary valuation by management. The final estimate of the fair values of the assets and liabilities will be determined with the assistance of a third-party valuation firm. The Company’s preliminary estimates and assumptions are subject to change upon the finalization of internal studies and third-party valuations of assets, including investments, property and equipment, intangible assets including goodwill, and certain liabilities.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purpose only and is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the Transactions been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying Unaudited Pro Forma Condensed Combined Financial Statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the Transactions. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not purport to project the future financial position or results of operations of the combined companies. Reclassifications and adjustments may be required if changes to RumbleOn’s financial presentation are needed to conform RumbleOn’s accounting policies to the accounting policies of the Wholesale Entities.

These Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Transactions. These financial statements also do not include any integration costs the companies may incur related to the Transactions as part of combining the operations of the companies. The Unaudited Pro Forma Condensed Combined Statement of Operations do not include an estimate for transaction costs of approximately $926,000.

Note 2 - Summary of Significant Accounting Policies

The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the 2017 Form 10-K and 2018 Q3 Form 10-Q. The Unaudited Pro Forma Condensed Combined Financial Statements do not assume any differences in accounting policies among the Company and the Wholesale Entities. The Company is reviewing the accounting policies of the Wholesale Entities to ensure conformity of such accounting policies to those of the Company and, as a result of that review, the Company may identify differences among the accounting policies of the three companies, that when conformed, could have a material impact on the combined financial statements. At this time, the Company is not aware of any difference that would have a material impact on the Unaudited Pro Forma Condensed Combined Financial Statements.

Note 3 - Transactions

On October 26, 2018, the Company entered into the Merger Agreement providing for the Wholesale Transaction. On October 29, 2018, the Company entered into an Amendment to the Merger Agreement making a technical correction to the definition of "Parent Consideration Shares" contained in the Merger Agreement. Also, on October 26, 2018, the Company entered into the Purchase Agreement providing for the Express Transaction.

On October 30, 2018, the Transactions were both completed. As consideration for the Express Transaction, the Company paid cash consideration of $4,000,000, subject to certain customary post-closing adjustments. As consideration for the Wholesale Transaction, the Company (i) paid cash consideration of $12,353,941, subject to certain customary post-closing adjustments, and (ii) issued to the Wholesale Stockholders 1,317,329 shares of Series B Preferred. Shares of Series B Preferred rank pari passu with the Company’s Class B Common Stock, except that holders of Series B Preferred shall not be entitled to vote on any matters presented to the stockholders of the Company. Each share of Series B Preferred is convertible on a one-for-one basis into shares of the Company’s Class B Common Stock. The Series B Preferred will automatically convert into the Company’s Class B Common Stock 21 days after the mailing of a definitive information statement of the type contemplated by and in accordance with Regulation 14C of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), to the Company’s stockholders, without any further action on the part of the Company or any holder. In connection with the Wholesale Transaction, stockholders of the Company holding a majority of the voting power of the Company’s common stock approved the conversion of the Series B Preferred into an equal number of shares of the Company’s Class B Common Stock. A definitive information statement describing the acquisitions and the conversion will be mailed to non-consenting stockholders of the Company in accordance with Regulation 14C of the Exchange Act.

Additionally, on October 30, 2018, the Company completed the Private Placement. Gross proceeds from the Private Placement were approximately $21.6 million. Net proceeds from the Private Placement were used to partially fund the cash consideration of the Transactions and the balance will be used for working capital purposes.

For purposes of the pro forma September 30, 2018 balance sheet, the total purchase price of the Transactions is allocated as follows:

	Wholesale	Express
Estimated fair value of assets:
Cash	$2,497,659	$-
Investments	880,091	-
Accounts receivable	4,051,862	2,405,577
Accounts receivable-related party	-	495,385
Inventory	58,932,938	-
Prepaid expenses	310,267	62,627
Property & equipment	2,779,022	22,223
Due from Related party	-	720,000
Other Assets	461,858	-
	69,913,697	3,705,812

Estimated fair value of liabilities assumed:
Accounts payable and other	10,515,643	1,257,690
Floor plan liability	56,367,075	-
Income tax payable	379,502	-
Due to related party	720,000	-
Notes payable	46,000	-
	68,028,220	1,257,690

Net tangible assets	1,885,477	2,448,122

Goodwill	17,120,976	1,551,878

Total purchase price	$19,006,453	$4,000,000

Issuance of shares	$6,652,512	$-
Cash paid	12,353,941	4,000,000
Total purchase price	$19,006,453	$4,000,000

Note 3 - Pro Forma Adjustments

The following pro forma adjustments are included in the Unaudited Pro Forma Condensed Combined Financial Statements:

(A)
To adjust cash to reflect net proceeds of $20,086,155 received in the Private Placement, less (i) $12,353,941 cash consideration paid in the Wholesale Transaction and (ii) $4,000,000 cash consideration paid in the Express Transaction.

(B)
Does not include $5 million cash received from an advance on the Company’s credit facility in connection with the Transactions.

(C)
To reflect Goodwill of (i) $17,120,976 acquired in the Wholesale Transaction and (ii) $1,551,877 acquired in the Express Transaction.

(D)
To reflect the issuance of 1,317,329 shares of Series B Preferred stock to seller and 3,030,000 of Class B common stock to Private Placement investors in connection with the Wholesale Transaction.

(E)
To reflect the elimination of (i) $1,885,477 of Wholesale retained earnings and common stock and (ii) $2,448,122 of Express member’s equity.

(F)
To reflect the restricted cash deposit required by the floor plan lender in connection with the assumption of the existing Wholesale floor plan line.

(G)
To adjust Selling, General and Administrative Expenses for the issuance of restricted stock units under the Company’s Stock Incentive Plan to certain management members of the Wholesale Entities in connection with the Transactions.

(H)
To adjust income tax expense for the nine-months ended September 30, 2018.

(I)
To adjust income tax expense for the year ended December 31, 2017.

(J)
To eliminate intercompany payables and receivables between Wholesale Inc. and Wholesale Express as of September 30, 2018.

(K)
To eliminate intercompany transactions between Wholesale Inc. and Wholesale Express for the nine-months ended September 30, 2018.

(L)
To eliminate intercompany transactions between Wholesale Inc. and Wholesale Express for the year ended December 31, 2017.